Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year

2014 Financial Results and 2015 Outlook

ORLANDO, Fla. – February 26, 2015 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2014 financial results and provided its outlook for 2015. Due to the company’s reporting calendar, fourth quarter and full year 2013 financial results included the impact of an additional week compared to 2014.

Fourth quarter 2014 highlights:

•	Adjusted EBITDA totaled $49 million, an increase of $11 million, or 28 percent, year-over-year.

•	Company contract sales were $215 million and North America contract sales were $189 million.

•	Company adjusted development margin was 21.4 percent and North America adjusted development margin was 23.5 percent.

•	North America volume per guest (VPG) increased 5 percent year-over-year to $3,255.

•	Adjusted fully diluted earnings per share (EPS) increased to $0.69 compared to $0.32 in the fourth quarter of 2013.

•	The company completed the sale of partially developed land, an operating golf course and related assets in Kauai, Hawaii and the sale of partially developed land, an operating golf course, spa and clubhouse and related facilities, in Abaco, Bahamas for aggregate gross cash proceeds of $50 million.

•	The company entered into commitments to purchase inventory at future dates in Miami, San Diego and the Big Island of Hawaii.

•	The company repurchased 1,033,705 shares of its common stock at an average price of $66.21 per share for a total of over $68.4 million.

•	Subsequent to the end of the fourth quarter, the company entered into an asset light transaction with a third party which will develop the remaining units at the company’s resort on Marco Island, Florida, and sell the completed units to the company.

Fourth quarter 2014 net income was $1 million, or $0.01 diluted earnings per share, compared to net income of $6 million, or $0.15 diluted earnings per share, in the fourth quarter of 2013. Company development margin was 19.8 percent and North America development margin was 22.6 percent in the fourth quarter of 2014 compared to 23.3 percent and 26.0 percent, respectively, in the fourth quarter of 2013.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2014 Financial Results and Provides 2015 Outlook / 2

Full year 2014 highlights:

•	Adjusted EBITDA totaled $200 million, an increase of $25 million, or 14 percent, year-over-year.

•	Company adjusted development margin was 22.0 percent and North America adjusted development margin was 24.3 percent.

•	North America VPG increased 6 percent to $3,386.

•	Adjusted fully diluted EPS increased 27 percent to $2.93 compared to $2.31 in 2013.

•	The company generated adjusted free cash flow of $284 million.

Full year 2014 net income totaled $81 million, or $2.33 diluted earnings per share, compared to reported net income of $80 million in 2013, or $2.18 diluted earnings per share. Company development margin in 2014 was 20.9 percent compared to 21.2 percent in 2013. North America development margin was 23.4 percent in 2014 compared to 22.1 percent in the prior year. Net cash provided by operating activities was $291 million for 2014.

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted earnings per share, adjusted development margin and adjusted free cash flow are reconciled and adjustments are shown and described in further detail on pages A-1 through A-20 of the Financial Schedules that follow.

2015 Outlook highlights:

•	Adjusted EBITDA of $215 million to $225 million.

•	Adjusted fully diluted EPS of $3.16 to $3.35.

•	Company contract sales growth (excluding residential) of 4 percent to 7 percent.

•	Adjusted company development margin of 21 percent to 22 percent.

•	Adjusted free cash flow of $135 million to $160 million.

Pages A-1 through A-20 of the Financial Schedules reconcile the non-GAAP financial measures set forth above to the following full year 2015 expected GAAP results: net income of $111 million to $117 million; fully diluted EPS of $3.31 to $3.49; company development margin of 20.8 percent to 21.8 percent; and net cash provided by operating activities of $107 million to $123 million.

“2014 was a great year for Marriott Vacations Worldwide, with adjusted EBITDA of $200 million, adjusted free cash flow of nearly $300 million and over $210 million of capital returned to our shareholders. In addition, we delivered development margin of over 20 percent and disposed of more than $80 million of excess land and inventory,” said Stephen P. Weisz, president and chief executive officer. “With progress toward adding new destinations and sales distributions while delivering strong free cash flow, I am very excited about what the future holds for Marriott Vacations Worldwide in 2015 and beyond.”

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2014 Financial Results and Provides 2015 Outlook / 3

Fourth Quarter 2014 Results

Company Results

Total company contract sales were $215 million, a $2 million, or 1 percent, increase from $213 million in the fourth quarter of 2013. Excluding the impact of the extra week in 2013, total company contract sales increased $14 million, or 7 percent, driven by $18 million, or 10 percent, of higher vacation ownership contract sales in the company’s North America segment, partially offset by $4 million of lower residential contract sales in the company’s North America segment.

Adjusted development margin was $44 million, a $1 million decrease from the fourth quarter of 2013 primarily because the prior year period benefited from $4 million of higher favorable product cost true-up activity. Adjusted development margin percentage was 21.4 percent in the fourth quarter of 2014 compared to 22.9 percent in the fourth quarter of 2013. Development margin was $39 million, an $8 million decrease from the fourth quarter of 2013. Development margin percentage was 19.8 percent in the fourth quarter of 2014 compared to 23.3 percent in the fourth quarter of 2013.

Rental revenues totaled $73 million, a $4 million increase from the fourth quarter of 2013, reflecting a 7 percent increase in transient rate. Rental revenues, net of expenses, were $1 million, a $14 million increase from the fourth quarter of 2013.

Resort management and other services revenues totaled $89 million, unchanged from the fourth quarter of 2013. Resort management and other services revenues, net of expenses, were $31 million, a $5 million, or 18 percent, increase over the fourth quarter of 2013.

Financing revenues totaled $39 million, a $5 million decrease from the fourth quarter of 2013. Financing revenues, net of expenses and consumer financing interest expense, were $23 million, a $3 million decrease from the fourth quarter of 2013.

Adjusted EBITDA was $49 million in the fourth quarter of 2014, an $11 million, or 28 percent, increase from $38 million in the fourth quarter of 2013.

Segment Results

North America

VPG increased 5 percent to $3,255 in the fourth quarter of 2014 from $3,103 in the fourth quarter of 2013, driven mainly by an increase in the average number of points purchased per contract and higher pricing. North America vacation ownership contract sales were $186 million in the fourth quarter of 2014, an increase of $7 million, or 4 percent, over the prior year period. Excluding the impact of the extra week in 2013, North America contract sales increased $18 million, or 10 percent, from the fourth quarter of 2013.

Fourth quarter 2014 North America segment financial results were $83 million, a decrease of $10 million from the fourth quarter of 2013. The decrease was primarily driven by a $24 million non-cash charge related to the disposition of partially developed land, an operating golf course, spa and clubhouse and related facilities at its former resort in Abaco, Bahamas and settlement of related litigation, $6 million of lower development margin and $5 million of lower financing revenues. These decreases were offset partially by $15 million of higher rental revenues net of expenses, $5 million of higher resort management and other services revenues net of expenses and a $3 million gain related to the disposition of property in Kauai, Hawaii.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2014 Financial Results and Provides 2015 Outlook / 4

Adjusted development margin was $43 million, a $1 million decrease from the prior year quarter, as the prior year period benefited from favorable product cost true-up activity. Adjusted development margin percentage was 23.5 percent in the fourth quarter of 2014 compared to 25.4 percent in the fourth quarter of 2013. Development margin was $40 million, a $6 million decrease from the fourth quarter of 2013. Development margin percentage was 22.6 percent in the fourth quarter of 2014 compared to 26.0 percent in the prior year quarter.

Asia Pacific

Asia Pacific contract sales decreased $1 million to $12 million in the fourth quarter of 2014, and were unchanged after adjusting for the additional week in 2013. Segment financial results were $4 million, a $1 million increase from the fourth quarter of 2013.

Europe

Fourth quarter 2014 contract sales were $14 million, unchanged from the fourth quarter of 2013. Segment financial results were $3 million, a $4 million increase from the fourth quarter of 2013 due primarily to a $5 million litigation settlement in the fourth quarter of 2013.

Full Year 2014 Results

For the full year, total company contract sales were $713 million, up $19 million, or 3 percent, from $694 million in 2013. Excluding the impact of the extra week in 2013, total company contract sales increased $29 million, or 4 percent, driven by $20 million, or 3 percent, of higher contract sales in the company’s North America segment on a 6 percent increase in VPG to $3,386, and $11 million of higher contract sales in the company’s Europe segment. These increases were partially offset by $3 million of lower contract sales in the company’s Asia Pacific segment. Full year 2014 adjusted development margin increased to 22.0 percent in 2014 from 19.8 percent in 2013.

Adjusted EBITDA in 2014 totaled $200 million, at the high end of the company’s guidance range of $190 million to $200 million, and $25 million higher than 2013. Full year 2014 adjusted free cash flow increased $109 million over 2013 to $284 million compared to the company’s guidance range of $230 million to $245 million. Adjusted net income in 2014 totaled $101 million compared to the company’s guidance range of $93 million to $99 million, an increase of $16 million over 2013. Full year 2014 adjusted fully diluted EPS was $2.93 compared to the company’s guidance range of $2.67 to $2.84, and $0.62 higher than 2013.

Share Repurchase Program

During the fourth quarter of 2014, the company repurchased 1,033,705 shares of its common stock at an average price of $66.21 per share for a total of over $68.4 million.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2014 Financial Results and Provides 2015 Outlook / 5

Balance Sheet and Liquidity

On January 2, 2015, cash and cash equivalents totaled $347 million. Since the beginning of the year, real estate inventory balances declined $96 million to $768 million, including $413 million of finished goods and $355 million of land and infrastructure. The company had $711 million in debt outstanding at the end of the fourth quarter of 2014, an increase of $33 million from year-end 2013, consisting primarily of $708 million in non-recourse securitized notes. In addition, $40 million of mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of 2014.

In October, the company completed a securitization of $250 million of vacation ownership notes receivable at a weighted average interest rate of 2.29 percent and an advance rate of 96 percent. This transaction generated approximately $240 million of gross cash proceeds. Net cash proceeds to the company after transaction costs and cash reserves were $236 million, which are available for general corporate purposes.

As of January 2, 2015, the company had $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and approximately $25 million of gross vacation ownership notes receivable eligible for securitization.

Outlook

The company is providing the following guidance for the full year 2015:

Adjusted EBITDA	$215 million to $225 million
Adjusted fully diluted earnings per share	$3.16 to $3.35
Adjusted net income	$106 million to $112 million
Company contract sales growth (excluding residential)	4 percent to 7 percent
Adjusted company development margin	21 percent to 22 percent
Adjusted free cash flow	$135 million to $160 million

Pages A-1 through A-20 of the Financial Schedules reconcile the non-GAAP financial measures set forth above to the following full year 2015 expected GAAP results: net income of $111 million to $117 million; fully diluted EPS of $3.31 to $3.49; company development margin of 20.8 percent to 21.8 percent; and net cash provided by operating activities of $107 million to $123 million.

Fourth Quarter and Full Year 2014 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss these results as well as its outlook for 2015. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13599388. The webcast will also be available on the company’s website.

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Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2014 Financial Results and Provides 2015 Outlook / 6

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with 58 resorts and approximately 415,000 Owners and Members. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 26, 2015 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 4, 2014

TABLE OF CONTENTS

Consolidated Statements of Income - 16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014	A-1

Consolidated Statements of Income - 52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014	A-2

North America Segment Financial Results - 16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014	A-3

North America Segment Financial Results - 52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014	A-4

Asia Pacific Segment Financial Results - 16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014	A-5

Asia Pacific Segment Financial Results - 52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014	A-6

Europe Segment Financial Results - 16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014	A-7

Europe Segment Financial Results - 52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014	A-8

Corporate and Other Financial Results - 16 Weeks and 52 Weeks Ended January 2, 2015, and 17 Weeks and 53 Weeks Ended January 3, 2014	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014

A-13

EBITDA and Adjusted EBITDA - 16 Weeks and 52 Weeks Ended January 2, 2015 and 17 Weeks and 53 Weeks Ended January 3, 2014	A-14

2014 Adjusted Free Cash Flow	A-15

2015 Outlook - Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin	A-16

2015 Outlook - Adjusted Free Cash Flow and Normalized Adjusted Free Cash Flow	A-17

Non-GAAP Financial Measures	A-18

Consolidated Balance Sheets	A-21

Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014

(In millions, except per share amounts)

	As Reported		As Adjusted	As Reported		Europe	As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	17 Weeks Ended	Certain	Rescission	17 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Revenues
Sale of vacation ownership products	$195	$—	$195	$200	$—	$(1)	$199
Resort management and other services	89	—	89	89	—	—	89
Financing	39	—	39	44	—	—	44
Rental	73	—	73	69	—	—	69
Cost reimbursements	115	—	115	125	—	—	125

Total revenues	511	—	511	527	—	(1)	526

Expenses
Cost of vacation ownership products	58	—	58	57	—	—	57
Marketing and sales	98	—	98	96	—	—	96
Resort management and other services	58	—	58	63	—	—	63
Financing	8	—	8	9	—	—	9
Rental	72	—	72	82	—	—	82
General and administrative	32	—	32	33	—	—	33
Organizational and separation related	—	—	—	5	(5)	—	—
Litigation settlement	24	(24)	—	5	(5)	—	—
Consumer financing interest	8	—	8	9	—	—	9
Royalty fee	19	—	19	21	—	—	21
Cost reimbursements	115	—	115	125	—	—	125

Total expenses	492	(24)	468	505	(10)	—	495

Gains and other income	3	(3)	—	—	—	—	—
Interest expense	(4)	—	(4)	(4)	—	—	(4)
Impairment charges on equity investment	—	—	—	(1)	1	—	—

Income before income taxes	18	21	39	17	11	(1)	27
Provision for income taxes	(17)	1	(16)	(11)	(3)	(1)	(15)

Net income	$1	$22	$23	$6	$8	$(2)	$12

Earnings per share - Basic	$0.02		$0.71	$0.16			$0.34

Earnings per share - Diluted	$0.01		$0.69	$0.15			$0.32

Basic Shares	32.5		32.5	35.4			35.4
Diluted Shares	33.4		33.4	36.6			36.6

	As Reported			As Reported
	16 Weeks Ended			17 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales
Vacation ownership	$212			$206
Residential products	3			7

Total contract sales	$215			$213

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share—Basic and Earnings per share—Diluted are calculated using whole dollars. Beginning with the fourth quarter of 2014, we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014

(In millions, except per share amounts)

	As Reported		As Adjusted	As Reported		Europe	As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	53 Weeks Ended	Certain	Rescission	53 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Revenues
Sale of vacation ownership products	$648	$—	$648	$672	$—	$(21)	$651
Resort management and other services	298	—	298	290	—	—	290
Financing	129	—	129	141	—	—	141
Rental	264	—	264	262	—	—	262
Cost reimbursements	397	—	397	385	—	—	385

Total revenues	1,736	—	1,736	1,750	—	(21)	1,729

Expenses
Cost of vacation ownership products	197	—	197	214	—	(7)	207
Marketing and sales	315	—	315	316	(2)	(2)	312
Resort management and other services	199	—	199	206	—	—	206
Financing	24	—	24	25	—	—	25
Rental	238	—	238	251	—	—	251
General and administrative	99	—	99	99	—	—	99
Organizational and separation related	3	(3)	—	12	(12)	—	—
Litigation settlement	19	(19)	—	4	(4)	—	—
Consumer financing interest	26	—	26	31	—	—	31
Royalty fee	60	—	60	62	—	—	62
Impairment	1	(1)	—	1	(1)	—	—
Cost reimbursements	397	—	397	385	—	—	385

Total expenses	1,578	(23)	1,555	1,606	(19)	(9)	1,578

Gains and other income	5	(5)	—	1	—	—	1
Interest expense	(12)	—	(12)	(13)	—	—	(13)
Impairment charges on equity investment	—	—	—	(1)	1	—	—

Income before income taxes	151	18	169	131	20	(12)	139
Provision for income taxes	(70)	2	(68)	(51)	(5)	2	(54)

Net income	$81	$20	$101	$80	$15	$(10)	$85

Earnings per share - Basic	$2.40		$3.01	$2.25			$2.40

Earnings per share - Diluted	$2.33		$2.93	$2.18			$2.31

Basic Shares	33.7		33.7	35.4			35.4
Diluted Shares	34.6		34.6	36.6			36.6

	As Reported			As Reported
	52 Weeks Ended			53 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales
Vacation ownership	$699			$679
Residential products	14			15

Total contract sales	$713			$694

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share—Basic and Earnings per share—Diluted are calculated using whole dollars. Beginning with the fourth quarter of 2014, we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	17 Weeks Ended	Certain	17 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	January 3, 2014 **
Revenues
Sale of vacation ownership products	$174	$—	$174	$176	$—	$176
Resort management and other services	79	—	79	79	—	79
Financing	36	—	36	41	—	41
Rental	65	—	65	61	—	61
Cost reimbursements	102	—	102	111	—	111

Total revenues	456	—	456	468	—	468

Expenses
Cost of vacation ownership products	50	—	50	47	—	47
Marketing and sales	84	—	84	83	—	83
Resort management and other services	50	—	50	55	—	55
Rental	63	—	63	74	—	74
Litigation settlement	24	(24)	—	—	—	—
Royalty fee	3	—	3	4	—	4
Cost reimbursements	102	—	102	111	—	111

Total expenses	376	(24)	352	374	—	374

Gains and other income	3	(3)	—	—	—	—
Impairment charges on equity investment	—	—	—	(1)	1	—

Segment financial results	$83	$21	$104	$93	$1	$94

	As Reported			As Reported
	16 Weeks Ended			17 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales
Vacation ownership	$186			$179
Residential products	3			7

Total contract sales	$189			$186

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	53 Weeks Ended	Certain	53 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	January 3, 2014 **
Revenues
Sale of vacation ownership products	$578	$—	$578	$583	$—	$583
Resort management and other services	263	—	263	255	—	255
Financing	120	—	120	132	—	132
Rental	234	—	234	233	—	233
Cost reimbursements	354	—	354	342	—	342

Total revenues	1,549	—	1,549	1,545	—	1,545

Expenses
Cost of vacation ownership products	170	—	170	184	—	184
Marketing and sales	272	—	272	270	—	270
Resort management and other services	169	—	169	176	—	176
Rental	209	—	209	222	—	222
Organizational and separation related	1	(1)	—	—	—	—
Litigation settlement	19	(19)	—	(1)	1	—
Royalty fee	9	—	9	10	—	10
Impairment	1	(1)	—	—	—	—
Cost reimbursements	354	—	354	342	—	342

Total expenses	1,204	(21)	1,183	1,203	1	1,204

Gains and other income	5	(5)	—	1	—	1
Impairment charges on equity investment	—	—	—	(1)	1	—

Segment financial results	$350	$16	$366	$342	$—	$342

	As Reported			As Reported
	52 Weeks Ended			53 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales
Vacation ownership	$620			$608
Residential products	14			15

Total contract sales	$634			$623

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	17 Weeks Ended	Certain	17 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	January 3, 2014 **
Revenues
Sale of vacation ownership products	$13	$—	$13	$11	$—	$11
Resort management and other services	1	—	1	1	—	1
Financing	2	—	2	2	—	2
Rental	3	—	3	2	—	2
Cost reimbursements	1	—	1	2	—	2

Total revenues	20	—	20	18	—	18

Expenses
Cost of vacation ownership products	2	—	2	3	—	3
Marketing and sales	7	—	7	6	—	6
Resort management and other services	1	—	1	—	—	—
Rental	5	—	5	4	—	4
Cost reimbursements	1	—	1	2	—	2

Total expenses	16	—	16	15	—	15

Equity in earnings	—	—	—	—	—	—

Segment financial results	$4	$—	$4	$3	$—	$3

	As Reported			As Reported
	16 Weeks Ended			17 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales	$12			$13

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Asia Pacific segment revenues and expenses for the seventeen weeks ended January 3, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	53 Weeks Ended	Certain	53 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	January 3, 2014 **
Revenues
Sale of vacation ownership products	$35	$—	$35	$34	$—	$34
Resort management and other services	4	—	4	4	—	4
Financing	5	—	5	5	—	5
Rental	8	—	8	7	—	7
Cost reimbursements	3	—	3	7	—	7

Total revenues	55	—	55	57	—	57

Expenses
Cost of vacation ownership products	8	—	8	7	—	7
Marketing and sales	19	—	19	20	—	20
Resort management and other services	3	—	3	2	—	2
Rental	13	—	13	12	—	12
Royalty fee	1	—	1	1	—	1
Cost reimbursements	3	—	3	7	—	7

Total expenses	47	—	47	49	—	49

Equity in earnings	—	—	—	—	—	—

Segment financial results	$8	$—	$8	$8	$—	$8

	As Reported			As Reported
	52 Weeks Ended			53 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales	$34			$37

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Asia Pacific segment revenues and expenses for the fifty two weeks ended January 2, 2015 (related to the twelve weeks ended March 28, 2014) and the fifty three weeks ended January 3, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

16 Weeks Ended January 2, 2015 and 17 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		Europe	As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	17 Weeks Ended	Certain	Rescission	17 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Revenues
Sale of vacation ownership products	$8	$—	$8	$13	$—	$(1)	$12
Resort management and other services	9	—	9	9	—	—	9
Financing	1	—	1	1	—	—	1
Rental	5	—	5	6	—	—	6
Cost reimbursements	12	—	12	12	—	—	12

Total revenues	35	—	35	41	—	(1)	40

Expenses
Cost of vacation ownership products	2	—	2	5	—	—	5
Marketing and sales	7	—	7	7	—	—	7
Resort management and other services	7	—	7	8	—	—	8
Rental	4	—	4	4	—	—	4
Litigation settlement	—	—	—	5	(5)	—	—
Royalty fee	—	—	—	1	—	—	1
Cost reimbursements	12	—	12	12	—	—	12

Total expenses	32	—	32	42	(5)	—	37

Segment financial results	$3	$—	$3	$(1)	$5	$(1)	$3

	As Reported			As Reported
	16 Weeks Ended			17 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales	$14			$14

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Europe segment revenues and expenses for the seventeen weeks ended January 3, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

52 Weeks Ended January 2, 2015 and 53 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		Europe	As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	53 Weeks Ended	Certain	Rescission	53 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Revenues
Sale of vacation ownership products	$35	$—	$35	$55	$—	$(21)	$34
Resort management and other services	31	—	31	31	—	—	31
Financing	4	—	4	4	—	—	4
Rental	22	—	22	22	—	—	22
Cost reimbursements	40	—	40	36	—	—	36

Total revenues	132	—	132	148	—	(21)	127

Expenses
Cost of vacation ownership products	9	—	9	16	—	(7)	9
Marketing and sales	24	—	24	26	(2)	(2)	22
Resort management and other services	27	—	27	28	—	—	28
Rental	16	—	16	17	—	—	17
Litigation settlement	—	—	—	5	(5)	—	—
Royalty fee	—	—	—	1	—	—	1
Impairment	—	—	—	1	(1)	—	—
Cost reimbursements	40	—	40	36	—	—	36

Total expenses	116	—	116	130	(8)	(9)	113

Segment financial results	$16	$—	$16	$18	$8	$(12)	$14

	As Reported			As Reported
	52 Weeks Ended			53 Weeks Ended
	January 2, 2015			January 3, 2014
Contract Sales	$45			$34

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Europe segment revenues and expenses for the fifty two weeks ended January 2, 2015 (related to the twelve weeks ended March 28, 2014) and the fifty three weeks ended January 3, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

16 Weeks and 52 Weeks Ended January 2, 2015 and 17 Weeks and 53 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	17 Weeks Ended	Certain	17 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	January 3, 2014 **
Expenses
Cost of vacation ownership products	$4	$—	$4	$2	$—	$2
Financing	8	—	8	9	—	9
General and administrative	32	—	32	33	—	33
Organizational and separation related	—	—	—	5	(5)	—
Consumer financing interest	8		8	9		9
Royalty fee	16	—	16	16	—	16

Total expenses	$68	$—	$68	$74	$(5)	$69

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	53 Weeks Ended	Certain	53 Weeks Ended
	January 2, 2015	Charges	January 2, 2015**	January 3, 2014	Charges	January 3, 2014**
Expenses
Cost of vacation ownership products	$10	$—	$10	$7	$—	$7
Financing	24	—	24	25	—	25
General and administrative	99	—	99	99	—	99
Organizational and separation related	2	(2)	—	12	(12)	—
Consumer financing interest	26	—	26	31	—	31
Royalty fee	50	—	50	50	—	50

Total expenses	$211	$(2)	$209	$224	$(12)	$212

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Corporate and Other consists of results not specifically attributable to an individual segment, including expenses incurred to support our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements that we entered into with Marriott International in connection with the spin-off, as well as consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	16 Weeks Ended	17 Weeks Ended
	January 2, 2015	January 3, 2014
Contract sales
Vacation ownership	$212	$206
Residential products	3	7

Total contract sales	215	213

Revenue recognition adjustments:
Reportability [1]	(7)	1
Europe rescission adjustment[2]	—	1
Sales Reserve[3]	(9)	(10)
Other[4]	(4)	(5)

Sale of vacation ownership products	$195	$200

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see page A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

			Revenue					Revenue
	As Reported		Recognition	As Adjusted	As Reported		Europe	Recognition	As Adjusted
	16 Weeks Ended	Certain	Reportability	16 Weeks Ended	17 Weeks Ended	Certain	Rescission	Reportability	17 Weeks Ended
	January 2, 2015	Charges	Adjustment	January 2, 2015 **	January 3, 2014	Charges	Adjustment	Adjustment	January 3, 2014 **
Sale of vacation ownership products	$195	$—	$7	$202	$200	$—	$(1)	$(1)	$198
Less:
Cost of vacation ownership products	58	—	2	60	57	—	—	—	57
Marketing and sales	98	—	—	98	96	—	—	—	96

Development margin	$39	$—	$5	$44	$47	$—	$(1)	$(1)	$45

Development margin percentage[1]	19.8%			21.4%	23.3%				22.9%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	52 Weeks Ended	53 Weeks Ended
	January 2, 2015	January 3, 2014
Contract sales
Vacation ownership	$699	$679
Residential products	14	15

Total contract sales	713	694

Revenue recognition adjustments:
Reportability [1]	(15)	9
Europe rescission adjustment[2]	—	21
Sales Reserve[3]	(32)	(36)
Other[4]	(18)	(16)

Sale of vacation ownership products	$648	$672

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see page A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

			Revenue					Revenue
	As Reported		Recognition	As Adjusted	As Reported		Europe	Recognition	As Adjusted
	52 Weeks Ended	Certain	Reportability	52 Weeks Ended	53 Weeks Ended	Certain	Rescission	Reportability	53 Weeks Ended
	January 2, 2015	Charges	Adjustment	January 2, 2015 **	January 3, 2014	Charges	Adjustment	Adjustment	January 3, 2014 **
Sale of vacation ownership products	$648	$—	$15	$663	$672	$—	$(21)	$(9)	$642
Less:
Cost of vacation ownership products	197	—	4	201	214	—	(7)	(3)	204
Marketing and sales	315	—	1	316	316	(2)	(2)	(1)	311

Development margin	$136	$—	$10	$146	$142	$2	$(12)	$(5)	$127

Development margin percentage[1]	20.9%			22.0%	21.2%				19.8%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	16 Weeks Ended	17 Weeks Ended
	January 2, 2015	January 3, 2014
Contract sales
Vacation ownership	$186	$179
Residential products	3	7

Total contract sales	189	186

Revenue recognition adjustments:
Reportability [1]	(5)	3
Sales Reserve [2]	(6)	(8)
Other [3]	(4)	(5)

Sale of vacation ownership products	$174	$176

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	16 Weeks Ended	Certain	Reportability	16 Weeks Ended	17 Weeks Ended	Certain	Reportability	17 Weeks Ended
	January 2, 2015	Charges	Adjustment	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Sale of vacation ownership products	$174	$—	$5	$179	$176	$—	$(3)	$173
Less:
Cost of vacation ownership products	50	—	2	52	47	—	(1)	46
Marketing and sales	84	—	—	84	83	—	—	83

Development margin	$40	$—	$3	$43	$46	$—	$(2)	$44

Development margin percentage[1]	22.6%			23.5%	26.0%			25.4%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	52 Weeks Ended	53 Weeks Ended
	January 2, 2015	January 3, 2014
Contract sales
Vacation ownership	$620	$608
Residential products	14	15

Total contract sales	634	623

Revenue recognition adjustments:
Reportability [1]	(13)	5
Sales Reserve [2]	(25)	(29)
Other [3]	(18)	(16)

Sale of vacation ownership products	$578	$583

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	52 Weeks Ended	Certain	Reportability	52 Weeks Ended	53 Weeks Ended	Certain	Reportability	53 Weeks Ended
	January 2, 2015	Charges	Adjustment	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Sale of vacation ownership products	$578	$—	$13	$591	$583	$—	$(5)	$578
Less:
Cost of vacation ownership products	170	—	4	174	184	—	(2)	182
Marketing and sales	272	—	1	273	270	—	—	270

Development margin	$136	$—	$8	$144	$129	$—	$(3)	$126

Development margin percentage[1]	23.4%			24.3%	22.1%			21.8%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

16 Weeks and 52 Weeks Ended January 2, 2015 and 17 Weeks and 53 Weeks Ended January 3, 2014

(In millions)

	As Reported		As Adjusted	As Reported		Europe	As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	17 Weeks Ended	Certain	Rescission	17 Weeks Ended
	January 2, 2015	Charges	January 2, 2015 **	January 3, 2014	Charges	Adjustment	January 3, 2014 **
Net income	$1	$22	$23	$6	$8	$(2)	$12
Interest expense[1]	4	—	4	4	—	—	4
Tax provision	17	(1)	16	11	3	1	15
Depreciation and amortization	6	—	6	7	—	—	7

EBITDA **	$28	$21	$49	$28	$11	$(1)	$38

	As Reported		As Adjusted	As Reported		Europe	As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	53 Weeks Ended	Certain	Rescission	53 Weeks Ended
	January 2, 2015	Charges	January 2, 2015**	January 3, 2014	Charges	Adjustment	January 3, 2014**
Net income	$81	$20	$101	$80	$15	$(10)	$85
Interest expense[1]	12	—	12	13	—	—	13
Tax provision	70	(2)	68	51	5	(2)	54
Depreciation and amortization	19	—	19	23	—	—	23

EBITDA **	$182	$18	$200	$167	$20	$(12)	$175

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED FREE CASH FLOW

(In millions)

2014
Adjusted net income **	$101
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	68
Deferred income taxes / income taxes payable	(8)
Net changes in assets and liabilities:
Notes receivable originations	(268)
Notes receivable collections	287
Inventory	82
Liability for Marriott Rewards customer loyalty program	(25)
Organizational and separation related, litigation, and other charges	4
Other working capital changes	50

Net cash provided by operating activities	291
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(3)
Other	(12)
Increase in restricted cash	(24)
Borrowings from securitization transactions	263
Repayment of debt related to securitizations	(230)

Free cash flow**	285
Add:
Organizational and separation related, litigation and other charges	(1)

Adjusted free cash flow**	$284

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Net income	$111	$117
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	2	2
Gain on disposition [2]	(9)	(9)
Provision for income taxes on adjustments to net income	2	2

Adjusted net income**	$106	$112

Earnings per share - Diluted [3]	$3.31	$3.49
Adjusted earnings per share - Diluted**, 3	$3.16	$3.35
Diluted shares [3]	33.6	33.6

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Organizational and separation related and other charges adjustment includes $2 million for organizational and separation related efforts.
[2]	Gain on disposition adjustment includes an estimated gain on the sale of undeveloped and partially developed land, an operating golf course, spa and clubhouse and related assets in our North America segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 25, 2015.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Adjusted net income **	$106	$112
Interest expense[1]	12	12
Tax provision	78	82
Depreciation and amortization	19	19

Adjusted EBITDA**	$215	$225

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW
	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Development margin[1]	20.8%	21.8%
Adjustments to reconcile Development margin to Adjusted development margin
Revenue recognition reportability	0.2%	0.2%

Adjusted development margin**, 1	21.0%	22.0%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED FREE CASH FLOW AND NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income **	$106	$112	$109	$—		$109
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	68	70	69	—		69
Deferred income taxes / income taxes payable	10	12	11	—		11
Net changes in assets and liabilities:
Notes receivable originations	(282)	(290)	(286)	—		(286)
Notes receivable collections	258	260	259	—		259
Inventory [2]	(20)	(15)	(18)	8	[2]	(10)
Liability for Marriott Rewards customer loyalty program	(25)	(23)	(24)	24	[4]	—
Organizational and separation related and other charges	(5)	(5)	(5)	5	[5]	—
Other working capital changes	(3)	2	(1)	(2)[6]		(3)

Net cash provided by operating activities	107	123	114	35		149
Capital expenditures for property and equipment (excluding inventory):
New sales centers [3]	(21)	(20)	(21)	21	[3]	—
Organizational and separation related capital expenditures	(3)	(3)	(3)	3	[5]	—
Other	(29)	(29)	(29)	9	[7]	(20)
Decrease in restricted cash	3	3	3	—		3
Borrowings from securitization transactions	295	310	303	(45)[8]		258
Repayment of debt related to securitizations	(225)	(232)	(229)	—		(229)

Free cash flow**	127	152	138	23		161
Adjustments:
Organizational and separation related and other charges	8	8	8	(8)[5]		—

Adjusted free cash flow**	$135	$160	$146	$15		$161

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs). 2015 Inventory includes an investment in an operating hotel prior to future conversion to inventory.
[3]	Represents incremental investment in new sales centers, mainly to support new sales distributions.
[4]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[5]	Represents costs associated with organizational and separation related efforts.
[6]	Represents normalized other working capital changes.
[7]	Represents normalized capital expenditures for property and equipment.
[8]	Represents normalized borrowings from securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain charges incurred in the 16 weeks and 52 weeks ended January 2, 2015 and the 17 weeks and 53 weeks ended January 3, 2014, exclude gains on dispositions in the 16 weeks and 52 weeks ended January 2, 2015, and exclude adjustments related to the extension of rescission periods in our Europe segment discussed below (“Europe Rescission Adjustments”) in the 17 weeks and 53 weeks ended January 3, 2014, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges—16 weeks and 52 weeks ended January 2, 2015. In our Statement of Income for the 16 weeks ended January 2, 2015, we recorded $24 million of pre-tax charges which consisted of a non-cash loss associated with the disposition of partially developed land, an operating golf course, spa and clubhouse and related facilities at a former resort in our North America segment and settlement of related litigation under the “Litigation settlement” caption. In our Statement of Income for the 52 weeks ended January 2, 2015, we recorded $23 million of net pre-tax charges, which included a $24 million non-cash loss associated with the disposition of partially developed land, an operating golf course, spa and clubhouse and related facilities at a former resort in our North America segment and settlement of related litigation under the “Litigation settlement” caption, $3 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, a $3 million litigation settlement in our North America segment recorded under the “Litigation settlement” caption, and a $1 million impairment charge associated with a project in our North America segment recorded under the “Impairment” caption, partially offset by $8 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption.

Certain Charges—17 weeks and 53 weeks ended January 3, 2014. In our Statement of Income for the 17 weeks ended January 3, 2014, we recorded $11 million of pre-tax charges, which included $5 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $5 million for a litigation settlement in our Europe segment recorded under the “Litigation settlement” caption, and a $1 million increase in our accrual for remaining costs we expected to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment charges on equity investment” caption. In our Statement of Income for the 53 weeks ended January 3, 2014, we recorded $20 million of pre-tax charges, which included $12 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, an $8 million increase in our accrual for remaining costs we expected to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment charges on equity investment” caption, $5 million for a litigation settlement in our Europe segment recorded under the “Litigation settlement” caption, $2 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, and a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment recorded under the “Impairment” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a joint venture project in our North America segment recorded under the “Impairment charges on equity investment” caption, and a $1 million reversal of a previously recorded litigation settlement related to a project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

Gain on dispositions—16 weeks and 52 weeks ended January 2, 2015. In our Statement of Income for the 16 weeks ended January 2, 2015, we recorded a $3 million gain associated with the sale of undeveloped and partially developed land, an operating golf course and related assets in our North America segment under the “Gains and other income” caption. In our Statement of Income for the 52 weeks ended January 2, 2015, we recorded $5 million of gains, which included a $3 million gain associated with the sale of undeveloped and partially developed land, an operating golf course and related assets in our North America segment and a $2 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment, both recorded under the “Gains and other income” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Europe Rescission Adjustments. In the second quarter of 2013, during the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation was subsequently provided as part of the corrective actions we took, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures.

17 weeks ended January 3, 2014. In our Statement of Income for the 17 weeks ended January 3, 2014, we recorded after-tax Europe Rescission Adjustments of $2 million, which included a $1 million pre-tax increase in Sale of vacation ownership products revenues and a $1 million decrease in the Provision for income taxes associated with the change in Income before income taxes.

53 weeks ended January 3, 2014. In our Statement of Income for the 53 weeks ended January 3, 2014, we recorded after-tax Europe Rescission Adjustments of $10 million, which included a $21 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $7 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $2 million increase in the Provision for income taxes associated with the change in Income before income taxes.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, certain charges and Europe Rescission Adjustments to our Development Margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain charges, gains and Europe Rescission Adjustments, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash charges, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

Fiscal Year-End 2014 and 2013

(In millions, except per share amounts)

	January 2,	January 3,
	2015	2014
ASSETS
Cash and cash equivalents	$347	$200
Restricted cash (including $35 and $34 from VIEs, respectively)	110	86
Accounts and contracts receivable (including $5 and $5 from VIEs, respectively)	110	109
Vacation ownership notes receivable (including $751 and $719 from VIEs, respectively)	917	970
Inventory	773	870
Property and equipment	147	254
Other	136	143

Total Assets	$2,540	$2,632

LIABILITIES AND EQUITY
Accounts payable	$114	$129
Advance deposits	60	48
Accrued liabilities (including $1 and $1 from VIEs, respectively)	166	185
Deferred revenue	39	19
Payroll and benefits liability	93	82
Liability for Marriott Rewards customer loyalty program	89	114
Deferred compensation liability	42	37
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $708 and $674 from VIEs, respectively)	711	678
Other	27	31
Deferred taxes	79	60

Total Liabilities	1,460	1,423

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,089,513 and 35,637,765 shares issued, respectively	—	—
Treasury stock - at cost; 3,996,725 and 505,023 shares, respectively	(229)	(26)
Additional paid-in capital	1,137	1,130
Accumulated other comprehensive income	17	23
Retained earnings	155	82

Total Equity	1,080	1,209

Total Liabilities and Equity	$2,540	$2,632

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Fiscal Years 2014 and 2013

(In millions)

	2014	2013
OPERATING ACTIVITIES
Net income	$81	$80
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19	23
Amortization of debt issuance costs	5	6
Provision for loan losses	30	36
Share-based compensation	13	12
Gain on disposal of property and equipment, net	(5)	(1)
Non-cash litigation settlement	24	—
Deferred income taxes	19	18
Impairment charges	1	1
Impairment charges on equity investment	—	1
Net change in assets and liabilities:
Accounts and contracts receivable	(1)	(8)
Notes receivable originations	(268)	(260)
Notes receivable collections	287	310
Inventory	82	34
Other assets	9	(7)
Accounts payable, advance deposits and accrued liabilities	(11)	(16)
Liability for Marriott Rewards customer loyalty program	(25)	(45)
Deferred revenue	18	(13)
Payroll and benefit liabilities	9	—
Deferred compensation liability	5	(8)
Other liabilities	(3)	(3)
Other, net	2	2

Net cash provided by operating activities	291	162

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(15)	(22)
Increase in restricted cash	(24)	(17)
Dispositions, net	82	3

Net cash provided by (used in) investing activities	43	(36)

FINANCING ACTIVITIES
Borrowings from securitization transactions	263	361
Repayment of debt related to securitization transactions	(230)	(361)
Borrowings on Revolving Corporate Credit Facility	—	25
Repayment of Revolving Corporate Credit Facility	—	(25)
Debt issuance costs	(7)	(5)
Repurchase of common stock	(203)	(26)
Payment of dividends	(8)	—
Proceeds from stock option exercises	3	4
Excess tax benefits from share-based compensation	5	3
Payment of withholding taxes on vesting of restricted stock units	(8)	(5)

Net cash used in financing activities	(185)	(29)

Effect of changes in exchange rates on cash and cash equivalents	(2)	—
INCREASE IN CASH AND CASH EQUIVALENTS	147	97
CASH AND CASH EQUIVALENTS, beginning of period	200	103

CASH AND CASH EQUIVALENTS, end of period	$347	$200